EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) __

                             _______________________

                 BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                                31-0838515
                                                           (I.R.S. EMPLOYER
                                                         IDENTIFICATION NUMBER)

100 EAST BROAD STREET, COLUMBUS, OHIO                         43271-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

                 BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
                                1 BANK ONE PLAZA
                           CHICAGO, ILLINOIS 60670
         ATTN:  SANDRA L. CARUBA, FIRST VICE PRESIDENT, (312) 336-9436
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                              _____________________
                                    DQE INC.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

DELAWARE                                                    25-1837152
(STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)

411 SEVENTH AVENUE                                          15219
PITTSBURGH, PENNSYLVANIA                                    (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)


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ITEM 1.     GENERAL INFORMATION.  FURNISH THE FOLLOWING
            INFORMATION AS TO THE TRUSTEE:

            (A)   NAME AND ADDRESS OF EACH EXAMINING OR
            SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

            Comptroller of Currency, Washington, D.C.;
            Federal Deposit Insurance Corporation,
            Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

            (B)   WHETHER IT IS AUTHORIZED TO EXERCISE
            CORPORATE TRUST POWERS.

            The trustee is authorized to exercise corporate trust powers.

ITEM 2.     AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
            IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
            SUCH AFFILIATION.

            No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

            1. A copy of the articles of association of the trustee now in effect.*

            2. A copy of the certificate of authority of the trustee to commence business.*

            3. A copy of the authorization of the trustee to exercise corporate trust powers.*

            4.  A copy of the existing by-laws of the trustee.*

            5.  Not Applicable.

            6.  The consent of the trustee required by
                Section 321(b) of the Act.


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            7.  A copy of the latest report of condition of the
                trustee published pursuant to law or the requirements of its supervising or examining authority.

            8.  Not Applicable.

            9.  Not Applicable.


      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 5th day of April, 2002.

                BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
                TRUSTEE

                BY  /S/SANDRA L. CARUBA
                   SANDRA L. CARUBA
                   FIRST VICE PRESIDENT

*EXHIBITS 1, 2, 3, AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-4 OF U S WEST COMMUNICATIONS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000 (REGISTRATION NO. 333-32124).

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                                  April 5, 2002

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between DQE Capital Corporation and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                Very truly yours,

                                BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION


                                BY: /S/SANDRA L. CARUBA
                                       SANDRA L. CARUBA
                                       FIRST VICE PRESIDENT
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                                                                       EXHIBIT 7


Legal Title of Bank:     Bank One Trust Company, N.A.       Call Date: 12/31/01       State #:  391581   FFIEC 041
Address:                 100 Broad Street                   Vendor ID:  D              Cert #:  21377    Page RC-1
City, State  Zip:        Columbus, OH 43271                 Transit #:  04400003

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET
                                                                                        DOLLAR AMOUNTS IN THOUSANDS  C300
                                                                                                                   --------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                              RCON
                                                                                        ----
    a. Noninterest-bearing balances and currency and coin(1)                            0081            285,199        1.a
    b. Interest-bearing balances(2)...................................                  0071                  0        1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)                        1754                  0        2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)...                  1773                336        2.b
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                              1350          1,466,628        3.
4.  Loans and lease financing receivables: (from Schedule RC-C):                        RCON
                                                                                        ----
    a. Loans and leases held for sale.................................                  5369                  0        4.a
    b. Loans and leases, net of unearned income.......................                  B528            195,551        4.b
    c. LESS: Allowance for loan and lease losses......................                  3123                292        4.c
    d. Loans and leases, net of unearned income and allowance
       (item 4.b minus 4.c)...........................................                  B529            195,259        4.d
5.  Trading assets (from Schedule RC-D)...............................                  3545                  0        5.
6.  Premises and fixed assets (including capitalized leases)                            2145             13,065        6.
7.  Other real estate owned (from Schedule RC-M)......................                  2150                  0        7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)....................................                  2130                  0        8.
9.  Customers' liability to this bank on acceptances outstanding                        2155                  0        9.
10. Intangible assets.................................................
         a.  Goodwill.................................................                  3163                  0       10.a
         b.  Other intangible assets (from Schedule RC-M).............                  0426              9,224       10.b
11. Other assets (from Schedule RC-F).................................                  2160            250,027       11.
12. Total assets (sum of items 1 through 11)..........................                  2170          2,219,738       12.


------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.



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(TABLE CONTD)

Legal Title of Bank:     Bank One Trust Company, N.A.       Call Date: 12/31/01       State #:  391581   FFIEC 041
Address:                 100 Broad Street                   Vendor ID:  D              Cert #:  21377    Page RC-2
City, State  Zip:        Columbus, OH 43271                 Transit #:  04400003

SCHEDULE RC-CONTINUED

                                                                                        DOLLAR AMOUNTS IN THOUSANDS

LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                    RCON
                                                                                ----
       from Schedule RC-E) ...........................................          2200    1,957,028              13.a
       (1) Noninterest-bearing(1).....................................          6631    1,378,041              13.a1
       (2) Interest-bearing...........................................          6636     587,987               13.a2
    b. Not applicable
14. Federal funds purchased and securities sold under agreements
    to repurchase                                                               RCFD 2800                     0 14.
15. Trading Liabilities(from Schedule RC-D)...........................          RCFD 3548                     0 15.
16. Other borrowed money (includes mortgage indebtedness and
    obligations under capitalized leases) (from Schedule RC-M)........          3190                          0 16.
17. Not applicable
18. Bank's liability on acceptances executed and outstanding..........          2920                          0 18.
19. Subordinated notes and debentures (2).............................          3200                          0 19.
20. Other liabilities (from Schedule RC-G)............................          2930                     72,264 20.
21. Total liabilities (sum of items 13 through 20)....................          2948                  2,029,292 21.
22. Minority interest in consolidated subsidiaries....................          3000                          0 22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.....................          3838                          0 23.
24. Common stock......................................................          3230                        800 24.
25. Surplus (exclude all surplus related to preferred stock)..........          3839                     45,157 25.
26. a. Retained earnings..............................................          3632                    144,485 26.a
    b. Accumulated other comprehensive income (3).....................          B530                          4 26.b
27. Other equity capital components (4)...............................          A130                          0 27.
28. Total equity capital (sum of items 23 through 27).................          3210                    190,446 28.
29. Total liabilities, minority interest, and equity
    capital (sum of items 21, 22, and 28).............................          3300                  2,219,738 29.

Memorandum

To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of auditing work
    performed for the bank by independent external auditors as of any             N/A                                       Number
    date during 2000.................................................          RCED 6724                       M.1.

1 = Independent audit of the bank conducted in accordance             4. = Directors' examination of the bank performed
    with generally accepted auditing standards by a certified              by other external auditors (may be
    public accounting firm which submits a report on the bank              required by state chartering authority)
2 = Independent audit of the bank's parent holding company            5 =  Review  of the bank's financial statements
    conducted in accordance with generally accepted auditing               by external auditors
    standards by a certified public accounting firm which             6 =  Compilation of the bank's financial statements
    submits a report on the consolidated holding company                   by external auditors
    (but not on the bank separately)                                  7 =  Other audit  procedures  (excluding tax
3 = Directors' examination of the bank conducted in                        preparation work)
    accordance with generally accepted auditing standards by a        8 =  No external audit work
    certified public accounting firm (may be required by state chartering authority)

------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated  net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.

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